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                                                                     EXHIBIT 2.2


                            AGREEMENT BY AFFILIATES


Allied Waste Industries, Inc.
7201 East Camelback Road, Suite 375
Scottsdale, Arizona 85251

Gentlemen:

         The undersigned, Brian A. O'Leary, a holder of shares of common stock, no par value ("Company Common Stock"), of Container Corporation of Carolina, a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of AWI Delaware, Inc., a Delaware corporation (the "Sub"), into the Company, common stock, par value $.01 per share (the "AWI Common Stock"), of Allied Waste Industries, Inc., a Delaware corporation ("AWI"). The undersigned acknowledges that he may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein is to be construed as an admission of such fact. Capitalized terms used but not defined herein will have the meaning set forth in the Agreement and Plan of Merger dated May 17, 1996 regarding the Merger.

         1. Restrictions under Rule 145. If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the AWI Common Stock issued pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned hereby represents to and covenants with AWI that he will not sell, assign or transfer any of the shares of AWI Common Stock issued to him pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145(d) promulgated under the Act (which limitation may limit resales of AWI Common Stock for two years after the date of consummation of the Merger) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to AWI or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Act.
In the event of a sale or other disposition pursuant to Rule 145(d), the undersigned will supply AWI with evidence of compliance with such Rule, in the form of a letter satisfactory to AWI. The undersigned represents to the extent the undersigned felt necessary, he has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rule 145(d) promulgated under the Act.

         2. "Pooling" Accounting. The undersigned hereby represents and acknowledges that he will not sell or transfer any shares of AWI Common Stock prior to the publication and dissemination by AWI of financial statements of AWI following the consummation of the Merger covering a period of at least 30 days of combined, post acquisition results of AWI and the Company, in compliance
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with SEC Accounting Series Releases 130 and 135.  The undersigned further acknowledges that such results may not be released prior to the filing of a Quarterly Report on Form 10-Q by AWI covering a period of at least one complete fiscal quarter subsequent to the Merger.

         3. Restrictive Legends. The undersigned acknowledges and agrees that appropriate restrictive legends will be placed on certificates representing AWI Common Stock received by the undersigned in the Merger as to the restriction on resales set forth above. AWI agrees to remove said legends on receipt of evidence reasonably satisfactory to it, including an opinion of counsel, that the legends may be removed in accordance with applicable laws and "pooling" requirements, including 144(k) promulgated under the Act.

         The undersigned acknowledges that (i) he has carefully read this letter and understands the requirements hereof and the limitations imposed on the distribution, sale, transfer or other disposition of shares of AWI Common Stock and (ii) the receipt of AWI of this letter is an inducement and a condition to AWI's obligations to consummate the Merger.

                                             Very truly yours,


                                             /s/ Brian A. O'Leary
                                             -----------------------------------


Dated: June 28, 1996
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Accepted and Agreed to:

ALLIED WASTE INDUSTRIES, INC.


By:
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Name:
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Title:
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